Cycle Country Reviews Fiscal Year 2003 and Looks Ahead to 2004
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Tuesday January 20, 2004

Milford, Iowa, Jan. 20, 2004 (PRIMEZONE) - Cycle Country Accessories Corp. (AMEX:ATC-News), the recognized leader in developing and manufacturing custom-fitted accessories for the all-terrain vehicle
(ATV), reviewed their 2003 fiscal year and managements expectations for 2004 in their conference call on January 15th. Investment professionals and the general public heard Mr. Ron Hickman, CEO and President, review current operations and the initiatives and goals for fiscal 2004. The conference call reiterated Cycle Country management's determination to continue grow in their target markets while improving their margins.

Strategic initiatives in the 2003 fiscal year provided the growth and infrastructure for Cycle Country to reach 2004 goals. The Company has been producing at full capacity for snow blades since September 15 and there is still a significant backlog of 35 - 50 days on snow product, while there was no backlog last year. The orders being filled in the first quarter of 2004 are indicating that it should be one of the best quarters in the history of the company.

A conscious decision to increase penetration in the Original Equipment Manufacturer or OEM market has had a very positive effect on the company's operating revenues. "OEM revenues grew over twenty percent last year and we anticipate that revenues will more than double this year," said Mr. Ron Hickman. "OEM's are an important part of our business as they will reduce the seasonality of our revenues and balance out our production schedule."

Management spoke of the strength of the balance sheet as well as the strategic positioning of cash. The board of directors has approved the fiscal 2004 budget that targets earnings per share at $.32 or $.29 on a fully diluted basis. Mr. Ron Hickman went on to say "After review of the preliminary results for the first quarter our management team feels very comfortable with those estimates."

ViaVid will provide the rebroadcast of this web cast until February 16th. To listen to the rebroadcast, please go to http://www.viavid.com and click on the "Events" heading at the top of the page. Then scroll down and click-on Cycle Country Accessories Corp. Simply fill in the registration form with your e-mail address and click "Register" to access the conference call.

About Cycle Country Accessories Corp.

Cycle Country, http://www.cyclecountry.com, with over 50% of the worldwide market in several product categories, is the industry leader in the design, engineering and manufacturing of custom-fitting accessories for the utility all-terrain vehicle (ATV).

Since 1981, Cycle Country has developed an extensive line of branded products of snowplows, lawnmowers, spreaders, sprayers, hitches and many other utility equipment items along with recreational accessories. The Company's products custom fit virtually every brand of ATV on the market, which are distributed to essentially all ATV and motorcycle dealers in North America.

The Company has 19 international distributors that sell Cycle Country products in 35 countries throughout Asia, Europe, Central and South America. Additionally, Cycle Country dominates the golf car wheel cover market by manufacturing approximately 90% of all wheel covers sold to original equipment manufacturers worldwide. The Company sells high-performance premium oil filters for motorcycles and ATVs throughout the U.S. under the brand name Perf-form Products. They also manufacture heavy-duty garden equipment attachments for garden tractors, ATVs and other utility vehicles within the Lawn & Garden industry under their brand name Weekend Warrior.

For the latest SEC filings or past news releases, go to the company's website at http://www.cyclecountry.com and click on the Investor Relations heading. Please direct any financial questions to David Finke at Magellan Financial Media Group, LLC. (317) 867-2839.
Cycle Country Accessories Corp: 2188 Hwy. 86, Milford, Iowa 51351,
800.841.2222.

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as ``believe,'' ``expect,'' ``estimate,'' ``potential,'' or future/conditional verbs such as ``will,'' ``should'' and ``could.''

Source: Cycle Country Accessories Corp.